UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 1, 2006

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas		75062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2006, the Board of Directors of FelCor Lodging Trust Incorporated, or the Company, adopted the recommendations of the Compensation Committee, or Committee, and awarded the Company’s executive officers, from one or more of the Company’s Restricted Stock and Stock Option Plans, a grant of shares of restricted common stock of the Company. The shares were awarded based on a percentage of the base compensation of the executive officer (200% for the chief executive officers, 100% for executive vice presidents, and 80% for senior vice presidents), divided by the closing sales price of the Company’s common stock on February 1, 2006, the Grant Date, rounded up or down to the nearest 1,000 shares. Under the terms of the restricted stock grant contracts, each grant of restricted shares will be subject to both time-based and performance-based vesting criteria on substantially the same basis as adopted by the Committee in 2005 and previously reported in the Form 8-K Current Report dated April 26, 2005 and filed May 2, 2005. With respect to the 50% of the granted shares that are also subject to performance-based criteria, or Performance Criteria, the Committee adopted Performance Criteria for 2006 based on the achievement by the Company of a minimum level of growth in FFO per share, and a minimum level of growth in total return to common shareholders, including appreciation and dividends. Each of the objectives is weighted equally. In measuring the Company’s performance against these Performance Criteria, the Committee will review each of these measures independently.

Any performance-based shares that fail to vest as a result of the failure to satisfy any Performance Criteria may still vest if, at the end of the four-year vesting period, the Company satisfies separate performance criteria established by the Compensation Committee. For performance-based shares awarded in 2006, the Committee established criteria based upon the achievement of a cumulative, compounded total return to common shareholders over the four-year vesting period. If the Company achieves this objective, any 2006 performance-based shares that had not vested, as a result of the failure to satisfy any Performance Criteria, will vest on the fourth anniversary of the Grant Date. If the Company fails to achieve this objective, then those unvested shares will be forfeited and the executive will have no further rights to those shares (including the right to vote those shares or to receive dividends).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED

Date: February 7, 2006	By:	/s/ Lawrence D. Robinson
	Name:	Lawrence D. Robinson
	Title:	Executive Vice President,

General Counsel and Secretary